Exhibit 16.1

December 16, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Air Industries Group, Inc's statements included under Item 4.01 of this Current Report on Form 8-K/A, and we agree with such statements concerning our firm.


/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP